UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
_____________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2023

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JOUNCE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-37998	45-4870634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Memorial Drive		02139
Cambridge,	Massachusetts
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (857) 259-3840

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JNCE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement
On May 2, 2023, Jounce Therapeutics, Inc. (the “Company”) entered into a Lease Termination Agreement (the “Lease Termination”) with ARE-770/784/790 Memorial Drive, LLC (the “Landlord”), which, effective May 31, 2023 (the “Lease Termination Date”), terminated the lease, dated November 1, 2016, as amended, by and between the Company and the Landlord (the “Lease”), pursuant to which the Company leased approximately 51,000 square feet of space, consisting of the entire building located at 780 Memorial Drive, Cambridge, MA 02139 (the “Premises”). Pursuant to the Lease Termination, the Company will pay the Landlord a contingent termination fee of $5,250,000, with such fee to be refunded to the Company in the event that the Landlord enters into one or more new lease agreements for the Premises with a third party (the “New Tenant”), and such New Tenant commences paying cash rent for all of the Premises before July 2, 2023. The Company will have no further rent obligations to the Landlord pursuant to the Lease after the Lease Termination Date.
The foregoing description of the Lease Termination does not purport to be complete and is qualified in its entirety by reference to the Lease Termination, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”), filed on March 27, 2023, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Concentra Biosciences, LLC, a Delaware limited liability company (“Parent”), and Parent’s wholly owned subsidiary, Concentra Merger Sub, Inc., a Delaware corporation (“Purchaser”).
Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on April 5, 2023, Purchaser commenced a tender offer to purchase all of the Company’s outstanding shares of common stock, par value $0.001 per share (the “Shares”), pursuant to the Merger Agreement, in exchange for (i) $1.85 in cash per Share (the “Cash Consideration”), net to the seller, without interest and subject to any withholding of taxes, plus (ii) one non-transferable contractual contingent value right per Share (a “CVR,” and each CVR together with the Cash Consideration, the “Offer Price”), subject to and in accordance with the terms and conditions of the contingent value rights agreement (the “CVR Agreement”) and all upon the terms and subject to the conditions as set forth in the Offer to Purchase, dated April 5, 2023 (as amended or supplemented from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal (as amended or supplemented from time to time, the “Letter of Transmittal,” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”).
The Offer expired at 6:00 p.m., Eastern Time, on Wednesday, May 3, 2023. According to Computershare Trust Company, N.A., the depositary for the Offer, 36,367,727 Shares were validly tendered in accordance with the terms of the Offer and “received” (as defined in Section 251(h)(6)(f) of the General Corporation Law of the State of Delaware (the “DGCL”)) and not validly withdrawn, representing approximately 69.0926% of the aggregate number of then issued and outstanding Shares. The number of Shares tendered satisfied the Minimum Condition (as defined in the Merger Agreement). All conditions to the Offer having been satisfied or waived, Purchaser accepted for payment all Shares validly tendered (and not validly withdrawn) prior to the expiration of the Offer and made payment for such Shares on May 3, 2023.
On May 3, 2023, as a result of its acceptance of, and payment for, the Shares tendered in the Offer, Purchaser acquired a sufficient number of Shares to complete the merger of Purchaser with and into the Company (the “Merger”), without a vote of the stockholders of the Company pursuant to Section 251(h) of the DGCL. Accordingly, following the consummation of the Offer, Parent and Purchaser effected the Merger pursuant to Section 251(h). At the effective time of the Merger, each outstanding Share other than (1) Shares owned or held in the Company’s treasury immediately prior to the Effective Time, (2) Shares owned directly or indirectly, by Parent or Purchaser immediately prior to the Effective Time and (3) Shares held by any stockholder who was entitled to demand and properly demanded appraisal of such Shares pursuant to, and who complied in all respects with, Section 262 of the DGCL and who, as of the Effective Time, had neither effectively withdrawn nor lost its rights to such appraisal and payment under the DGCL with respect to such Share) was converted into the right to receive the Offer Price from Purchaser. At the effective time of the Merger, the Company became a wholly owned subsidiary of Parent. As a result, a change of control of the Company occurred.
The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
In connection with the consummation of the Offer and the Merger, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq file with the SEC a notification of removal from listing and/or registration on Form 25 to effect the delisting of all Shares from Nasdaq and the deregistration of such Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Jounce has requested that Nasdaq file a Notification of Removal from Listing and/or Registration under Section 12(b) of the Exchange Act on Form 25 to delist and deregister the Shares and trading of Shares was suspended effective as of the close of business on May 3, 2023. In addition, the Company intends to file a certification and notice of termination of registration on Form 15 with the SEC requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and 15(d) of the Exchange Act with respect to the Shares.
Item 3.03. Material Modification to Rights of Security Holders.
The information set forth under Items 2.01, 3.01, 5.01, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.
Item 5.01. Changes in Control of Registrant.
The information set forth under Items 2.01, 5.02, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.
Item 5.02. Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In accordance with the Merger Agreement, at the effective time of the Merger, each of Jigar Raythatha, Luiz A. Diaz, Jr., Barbara Duncan, Robert Iannone, Robert Kamen, Perry Karsen, Richard Murray and Luisa Salter-Cid resigned from the board of directors of the Company (the “Company Board”). These resignations were tendered in connection with the Merger and not as a result of any disagreements between the Company and the resigning individuals on any matters related to the Company’s operations, policies, or practices. As previously disclosed in the Company’s current report on Form 8-K filed on February 23, 2023, Kim Drapkin, the president, chief financial officer and treasurer of the Company prior to the effective time of the Merger, was expected to stay through the closing. Accordingly, the effective date of Ms. Drapkin’s termination is May 3, 2023.
Following the Merger and pursuant to the Merger Agreement, as of the Effective Time, the directors and officers of Purchaser immediately prior to the Effective Time became the directors and officers of the Surviving Corporation. The sole director and executive officer of Purchaser immediately prior to the Effective Time was Kevin Tang, serving as Chairman and Chief Executive Officer. Information regarding the new directors and executive officers has been previously disclosed in Schedule A of the Offer to Purchase as filed with the Tender Offer Statement on Schedule TO, originally filed by Parent and Purchaser on April 5, 2023.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Pursuant to the terms of the Merger Agreement, on May 3, 2023, the Company’s certificate of incorporation and bylaws were each amended and restated in their entirety. Copies of the amended and restated certificate of incorporation and amended and restated bylaws are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Item 9.01. Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger between the Company, Parent and Purchaser, dated March 26, 2023 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 26, 2023).

3.1	Amended and Restated Certificate of Incorporation of Jounce Therapeutics, Inc.
3.2	Amended and Restated Bylaws of Jounce Therapeutics, Inc.
10.1	Lease Termination Agreement, by and between the Company and the Landlord, dated May 2, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOUNCE THERAPEUTICS, INC.

Date: May 4, 2023	By:	/s/ Michael Hearne
Michael Hearne
Chief Financial Officer